INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McClatchy Newspapers, Inc. on Form S-8 of our report dated February 6, 1997 appearing in the Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

December 17, 1997
Sacramento, California